Exhibit 99.1

News Release
For Immediate Release

Sallie Mae Reports First Quarter 2026 Financial Results
and Raises Full-Year 2026 Diluted Earnings per Common Share Guidance

NEWARK, Del., April 23, 2026 — Sallie Mae (Nasdaq: SLM), formally SLM Corporation, today released first quarter 2026 financial results and raised full-year 2026 diluted earnings per common share guidance. Complete financial results and related materials are available at www.SallieMae.com/investors. The materials will also be available on the Securities and Exchange Commission’s website at www.sec.gov.

Sallie Mae will host an earnings conference call today, April 23, 2026, at 5:30 p.m. ET. Executives will be on hand to discuss various highlights of the quarter and to answer questions related to Sallie Mae’s performance. A live audio webcast of the conference call and presentation slides may be accessed at www.SallieMae.com/investors and the hosting website.

A replay of the webcast will be available via the company’s investor website approximately two hours after the call’s conclusion.
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Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

Contacts:
Media
Media, media@salliemae.com

Investors
Investor Relations, IR@salliemae.com

Sallie Mae First Quarter 2026 Financial Results

NEWARK, Del., April 23, 2026 — Sallie Mae (Nasdaq:SLM), formally SLM Corporation, today released its first quarter 2026 financial results and raised full-year 2026 diluted earnings per common share guidance.

$1.54 GAAP Diluted Earnings Per Common Share	5% Private Education Loan Originations Growth from Year-Ago Quarter
$89M Net Charge-Offs	$171M Non-Interest Expenses

“Our first quarter results underscore the strength and durability of our strategy and franchise. We’re delivering strong performance today while positioning the organization well to capitalize on significant long-term growth opportunities in private education lending now and in the future.”

Jonathan Witter, CEO, Sallie Mae

First Quarter Performance Reflects Continued Earnings and Originations Growth
•GAAP diluted earnings per common share were $1.54, up from $1.40 in the year-ago quarter, due to strong loan sales representing continued demand for Private Education Loans and disciplined decisions across funding, expenses, and capital management.
•Private Education Loan originations increased 5% from the year-ago quarter.
•Average loans outstanding, net, totaled $23.3 billion during the quarter.

Earnings Supported by Strategic Balance Sheet Actions
•Earnings for the quarter were supported by net interest margin of 5.29%, reflecting effective balance sheet management and continued funding discipline, including a lower cost of funds, 4.13%, compared with the year-ago quarter.
•Non-interest expenses totaled $171 million, increasing compared to the year-ago quarter and remaining consistent with the Company’s expectations and full-year guidance.
• First quarter 2026 results also benefited from strategic balance sheet actions, including Private Education Loan sales that generated $146 million gain on sale, supporting earnings while enhancing capital flexibility.
•The Company continued to actively manage our funding profile, including through securitization activity, further reinforcing balance sheet efficiency and supporting ongoing capital deployment priorities.

Capital Deployment Reflects Strong Earnings Performance
•The Company returned capital to stockholders by repurchasing 12.0 million shares of common stock for $259 million(1) during the first quarter of 2026 and paying a quarterly dividend of $0.13 per share.
•The Company entered into a $200 million accelerated share repurchase (“ASR”) in March 2026, including an initial delivery of 8.4 million shares.
•At March 31, 2026, $242 million of capacity remained available under the Company’s 2026 Share Repurchase Program.

Credit Performance Remains Within Expectations
•Net charge-offs of $89 million were consistent with our expectations and full-year guidance.
•Delinquencies as a percentage of loans in repayment were 3.98% for the first quarter of 2026, compared with 3.58% for the first quarter of 2025.
•Loans in a hardship forbearance were 0.99% for the first quarter of 2026, compared with 0.92% for the first quarter of 2025(2).

2026 Guidance*
The Company raised full-year 2026 diluted earnings per common share guidance. For the full-year 2026, the Company expects:

$3.10 - $3.20 Diluted Earnings Per Common Share	12% - 14% Private Education Loan Originations Year-Over-Year Growth
$345 - $385 million Net Charge-Offs	$750 - $780 million Non-Interest Expenses
*The 2026 Guidance and related comments constitute forward-looking statements and are based on management’s current expectations and beliefs. There can be no guarantee as to whether and to what extent this guidance will be achieved. The Company undertakes no obligation to revise or release any revision or update to these forward-looking statements. See our Forward-Looking Statements disclosures on pg. 4 for more information.

Investor Contact: Investor Relations, IR@salliemae.com                 Media Contact: Media, media@salliemae.com

Quarterly Financial Highlights

	Q1 2026	Q4 2025	Q1 2025
Income Statement ($ millions)
Total interest income	$649	$657	$656
Total interest expense	274	280	281
Net interest income	375	377	375
Less: provisions for credit losses	(11)	(19)	23
Total non-interest income	185	77	206
Total non-interest expenses	171	157	155
Income tax expense	92	83	99
Net income	308	233	305
Preferred stock dividends	4	4	4
Net income attributable to common stock	$304	$229	$301

Ending Balances ($ millions)
Private Education Loans held for investment, net	$19,887	$20,332	$21,091
Private Education Loans held for sale, net	236	$933	—
Deposits	20,525	21,060	20,073
Brokered	8,676	8,784	8,689
Retail and other	11,849	12,276	11,384

Key Performance Metrics ($ in millions)
Net interest margin	5.29%	5.21%	5.27%
Yield - Total interest-earning assets	9.14%	9.07%	9.22%
Private Education Loans	10.46%	10.44%	10.59%
Cost of Funds	4.13%	4.14%	4.23%
Efficiency Ratio(3)	30.6%	34.6%	26.6%
Return on Assets (“ROA”)(4)	4.2%	3.1%	4.2%
Return on Common Equity (“ROCE”)(5)	56.4%	42.2%	60.1%
Private Education Loan sales	$3,332	$1,014	$2,003

Per Common Share
GAAP diluted earnings per common share	$1.54	$1.12	$1.40
Average common and common equivalent shares outstanding (millions)	198	205	215

Footnotes:

(1) Shares of common stock were repurchased under Rule 10b5-1 trading plans and the ASR. As of March 31, 2026, we had $242 million of capacity remaining under the 2026 Share Repurchase Program.

(2) We calculate the percentage of loans in hardship and other forbearances as the ratio of (a) Private Education Loans in hardship and other forbearances (excluding loans in an extended grace period and delinquent loans in disaster forbearance) numerator to (b) Private Education Loans in repayment and forbearance denominator. If the customer is in financial hardship, we work with the customer and/or cosigner and identify any available alternative arrangements designed to reduce monthly payment obligations, which may include a short-term hardship forbearance. Loans in hardship and other forbearances (excluding loans in an extended grace period and delinquent loans in disaster forbearance) were approximately $157 million and $151 million at March 31, 2026 and 2025, respectively.

(3) We calculate and report our Efficiency Ratio as the ratio of (a) total non-interest expenses numerator to (b) the net denominator, which consists of net interest income plus total non-interest income.

(4) We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income numerator (annualized) to (b) the GAAP total average assets denominator.

(5) We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

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CAUTIONARY NOTE AND DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this press release. See SLM Corporation’s most recently filed Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC Filings”) for definitions and descriptions of terms used in this presentation. Statements that are not historical facts, including statements about SLM Corporation’s beliefs, opinions, expectations, and/or statements that assume or are dependent upon future events, are forward-looking statements. These include, but are not limited to, the strategies, goals, and assumptions of SLM Corporation and its subsidiaries, collectively or individually as the context requires (the “Company,” “we,” “our,” or “us”); the Company’s expectation and ability to execute loan sales (including sales under the Company’s strategic partnership) and share repurchases; the Company’s expectation and ability to pay a quarterly cash dividend on the Company’s common stock in the future, subject to approval of the Board of Directors; the Company’s 2026 guidance; the Company’s three-year horizon outlook; the Company’s credit outlook; the impact of acquisitions the Company has made or may make in the future; the Company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of changes in credit administration practices, including the results of simulations or other behavioral observations.
Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors, many of which are difficult to predict and generally beyond the Company’s control, which may cause actual results to differ materially from those reflected in such forward-looking statements. There can be no assurance that future developments affecting the Company will be as anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied by, or projected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A., “Risk Factors,” and elsewhere in SLM Corporation’s SEC Filings; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking, and other laws or regulations; changes in laws, regulations, and supervisory expectations, especially in light of the goals of the current federal administration; the ability to timely develop new products and services and the acceptance of those products and services by potential and existing customers; changes in accounting standards and related changes in significant accounting estimates, including those regarding the measurement of the Company’s allowance for credit losses and the related provision expense; any adverse outcomes in significant litigation to which the Company is a party; credit risk associated with the Company’s exposure to third parties, including counterparties to the Company’s derivative transactions; the effectiveness of the Company’s risk management framework and quantitative models; changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws); and changes in the demand for the Company’s deposit products, including changes caused by new or emerging market entrants or technologies. The Company could also be affected by, among other things, changes in funding costs and availability; reductions to credit ratings; cybersecurity incidents, cyberattacks, risks related to artificial intelligence (“AI”), and other failures or breaches of operating systems or infrastructure, including those of third-party vendors; the societal, demographic, business, and legislative/regulatory impacts of pandemics, other public health crises, severe weather events, and/or natural disasters; damage to reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on the business; changes in the demand for higher education, educational financing, or financing preferences of lenders, educational institutions, students, and their families, including changes to the amount or availability of funding that educational institutions, students, or their families receive from government sources; changes in laws and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; changes in customer creditworthiness; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of earning assets versus funding arrangements; rates of prepayments on loans owned by the Company; and changes in general economic or macroeconomic conditions, including, but not limited to, changes due to inflation, stagflation, recession, shifts in the labor market, and changes to government policies or initiatives, such as tariffs, trade wars, wars, immigration, and student visa policies, which could negatively impact consumer or business sentiment, demand for higher education, demand for student loans, financial and business results and/or modeling, and the ability to successfully effectuate any acquisitions, strategic partnerships, or initiatives. The preparation of the Company’s consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect.

All oral and written forward-looking statements attributed to the Company are expressly qualified in their entirety by the factors, risks, and uncertainties set forth in the foregoing cautionary statements, and are made only as of the date of this press release or, where the statement is oral, as of the date stated. The Company’s past performance is not indicative of future results, and actual results may differ materially from any projections and/or estimates herein. The Company does not undertake any obligation to update, supplement, or revise any forward-looking statements or estimates to conform to actual results or changes in the Company’s expectations, nor to reflect events or circumstances that occur after the date on which such statements were made. In light of these risks, uncertainties, and assumptions, you should not place undue reliance on any forward-looking statements or estimates discussed herein.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
	March 31,	December 31,
(Dollars in thousands, except share and per share amounts)	2026	2025
Assets
Cash and cash equivalents	$5,157,453	$4,241,265
Investments:
Trading investments at fair value (cost of $36,571 and $37,606, respectively)	45,817	49,250
Available-for-sale investments at fair value (cost of $1,795,093 and $1,812,408, respectively)	1,744,224	1,758,070
Other investments	112,442	115,394
Total investments	1,902,483	1,922,714
Loans held for investment (net of allowance for losses of $1,383,166 and $1,430,318, respectively)	19,886,735	20,332,124
Loans held for sale	236,049	933,256
Restricted cash	223,923	177,263
Other interest-earning assets	101	120
Accrued interest receivable	1,532,051	1,562,811
Premises and equipment, net	121,546	122,193
Goodwill and acquired intangible assets, net	59,234	59,974
Income taxes receivable, net	261,310	347,260
Other assets	28,706	47,315
Total assets	$29,409,591	$29,746,295

Liabilities
Deposits	$20,525,486	$21,060,151
Short-term borrowings	498,889	498,415
Long-term borrowings	5,670,293	5,362,494
Other liabilities	277,291	373,877
Total liabilities	26,971,959	27,294,937
Commitments and contingencies
Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series B: 2.5 million and 2.5 million shares issued, respectively, at stated value of $100 per share	251,070	251,070
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 445.4 million and 443.2 million shares issued, respectively	89,086	88,650
Additional paid-in capital	1,224,442	1,240,250
Accumulated other comprehensive loss (net of tax benefit of ($12,745) and ($13,446), respectively)	(38,049)	(40,128)
Retained earnings	5,010,721	4,734,313
Total SLM Corporation stockholders’ equity before treasury stock	6,537,270	6,274,155
Less: Common stock held in treasury at cost: 256.8 million and 244.0 million shares, respectively	(4,099,638)	(3,822,797)
Total equity	2,437,632	2,451,358
Total liabilities and equity	$29,409,591	$29,746,295

SLM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
	Three Months Ended
	March 31,
(Dollars in thousands, except share and per share amounts)	2026	2025
Interest income:
Loans	$602,262	$598,767
Investments	14,968	14,746
Cash and cash equivalents	32,079	42,577
Total interest income	649,309	656,090
Interest expense:
Deposits	200,609	204,139
Interest expense on short-term borrowings	5,128	3,401
Interest expense on long-term borrowings	68,161	73,580
Total interest expense	273,898	281,120
Net interest income	375,411	374,970
Less: provisions for credit losses	(11,466)	23,286
Net interest income after provisions for credit losses	386,877	351,684
Non-interest income:
Gains on sales of loans, net	146,313	187,735
Losses on securities, net	(2,398)	(10,378)
Other income	40,662	28,687
Total non-interest income	184,577	206,044
Non-interest expenses:
Operating expenses:
Compensation and benefits	103,446	90,830
FDIC assessment fees	4,441	12,403
Other operating expenses	62,474	50,355
Total operating expenses	170,361	153,588
Acquired intangible assets amortization expense	740	1,021
Total non-interest expenses	171,101	154,609
Income before income tax expense	400,353	403,119
Income tax expense	92,399	98,579
Net income	307,954	304,540
Preferred stock dividends	3,555	3,956
Net income attributable to SLM Corporation common stock	$304,399	$300,584
Basic earnings per common share	$1.56	$1.43
Average common shares outstanding	195,460	210,682
Diluted earnings per common share	$1.54	$1.40
Average common and common equivalent shares outstanding	197,875	214,986
Declared dividends per common share	$0.13	$0.13